Exhibit 99.1

For Immediate Release

Company Contact:

Grant Williams

Chief Financial Officer

(303) 444-0900 x 2185

gwilliams@noof.com

New Frontier Media Announces New Stock Repurchase Program

BOULDER, COLORADO, August 28, 2009 — New Frontier Media, Inc. (NasdaqGS: NOOF), a leading provider of transactional television and independent general motion picture entertainment, today announced that its board of directors has authorized a new program for the repurchase of up to 1,000,000 shares, or approximately 5%, of the Company’s outstanding common stock, over the next 31 months.

“We are continuously evaluating opportunities to utilize our capital to more effectively enhance shareholder value,” noted Michael Weiner, chief executive officer of New Frontier Media, Inc. “Under previously authorized programs and transactions, we have repurchased 5.2 million shares of our common stock at an average price of $2.93 per share, and we currently have 19.5 million shares outstanding.”

“At the end of our most recent fiscal quarter, New Frontier Media had approximately $17.3 million of cash and cash equivalents which is sufficient to support the Company’s working capital needs and pursue strategic, accretive opportunities.  Meanwhile, we believe that our common stock is currently selling below the Company’s intrinsic value.  Through our new repurchase program, we can execute targeted purchases of our common stock that should benefit earnings per share and shareholder value as New Frontier Media pursues its strategic growth initiatives,” concluded Mr. Weiner.

The new program will be conducted in a manner intended to comply with the safe harbor provisions of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and to minimize the impact of the purchases upon the market for the securities. The repurchase program is subject to the insider-trading window periods imposed by our Company’s trading policy, and may be suspended or terminated at any time by our board of directors without prior notice.  Under the program, we may, but are not required to, purchase shares of our common stock from time to time through open market or privately negotiated transactions, as market and business conditions permit. Any repurchased shares will be returned to authorized but unissued shares of our common stock in accordance with Colorado law.

Cautionary Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. The forward-looking statements are based on current expectations, estimates and projections made by management. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes’’, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. Please refer to the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.  Copies of these filings are available through the SEC’s website at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leading producer and distributor of branded television networks and on-demand programming. The Company delivers nine full-time transactional adult-themed pay-per-view networks to cable and satellite operators across the United States. These services reach over 190 million network homes. Additionally, the Company is a leading provider of content to video-on-demand platforms on cable and satellite. The Company’s programming originates at New Frontier Media’s state of the art digital broadcast center in Boulder, Colorado. The Company owns thousands of hours of digital content and partners with movie studios to bring together a variety of transactional adult entertainment available today.

New Frontier Media’s Film Production segment produces original motion pictures that are distributed in the U.S. through premium movie channels, such as Cinemax® and Showtime®, and internationally through similar services. The Film Production segment also develops and produces original event programming that is widely distributed through satellite and cable pay-per-view operators. This segment also represents the work of a full range of independent film producers in markets around of the globe.

The Company is headquartered in Boulder, Colorado, and its common stock is listed on the Nasdaq Global Select Market under the symbol “NOOF.” For more information about New Frontier Media, Inc. contact Grant Williams, Chief Financial Officer, at (303) 444-0900, extension 2185, and please visit our web site at www.noof.com.